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                      [DECHERT PRICE & RHOADS LETTERHEAD]



                                  May 11, 2000

Interlogix, Inc.
12345 Southwest Leveton Drive
Tualatin, Oregon 97062

         Re: Registration on Form S-8 of 2,258,532 Shares of Common Stock of Interlogix, Inc.
                ---------------------------------------------------------------

Gentlemen and Ladies:

         We have acted as counsel for Interlogix, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,258,532 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's 2000 Stock Incentive Plan and the SLC Technologies, Inc. Stock Option Plan (together the "Plans").

         We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon the foregoing, it is our opinion that the Shares issuable pursuant to the Plans, when delivered and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

         Our opinion contained herein relates solely to the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.


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Interlogix, Inc.
May 11, 2000
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/ Dechert Price & Rhoads